Exhibit 3.8

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Form 622—General Information
(Certificate of Merger—Combination Merger)

The attached form is designed to meet minimal statutory filing requirements pursuant to the relevant code provisions. *This form and the information provided are not substitutes for the advice and services of an attorney and tax specialist.*

Commentary

This certificate of merger is to be used to effect a merger as defined by section 1.002(55)(B) of the Texas Business Organizations Code (BOC). A merger, as defined by that section, means the combination of one or more domestic entities with one or more domestic entities or non-code organizations resulting in:

(1) one or more surviving domestic entities or non-code organizations;
(2) the creation of one or more new domestic entities or non-code organizations; or
(3) one or more surviving domestic entities or non-code organizations and the creation of one or more new domestic entities or non-code organizations.

The certificate of merger is required to be filed with the secretary of state if any domestic entity that is a party to the merger is a filing entity, or if any domestic entity to be created under the plan of merger is a filing entity. A domestic filing entity may effect a merger by complying with the applicable provisions of chapter 10 of the BOC, as well as the title and chapter applicable to the domestic entity. To effect the merger, the domestic entity must set forth a plan of merger that is approved in the manner prescribed by the BOC. A domestic entity may not merge if an owner or member of that entity that is a party to the merger will, as a result of the merger, become personally liable, without that owner's or member's consent, for liability or other obligation of any other person.

If one or more non-code organizations is a party to the merger or is to be created by the merger, each non-code organization must effect the merger by taking all action required by the BOC and its governing documents, and the merger must be permitted by the law of the state or country under whose law each non-code organization is incorporated or organized, or the governing documents of each non-code organization if the documents are not inconsistent with such law.

This certificate of merger form is not designed to effect the short form merger of a parent organization with a subsidiary organization under section 10.006 of the BOC. Form 623 should be used for this purpose. Form 621 should be used to effect a merger that divides a single domestic entity into two or more new domestic entities or non-code organizations.

Formation Documents of New Domestic Filing Entities: If a domestic filing entity is being created pursuant to the plan of merger, the certificate of formation of the entity must be filed with the certificate of merger. *Pursuant to section 3.005 of the BOC, the certificate of formation of a domestic filing entity that is to be created by the plan of merger must contain the statement that the domestic filing entity is being formed under a plan of merger.* The formation and existence of a domestic filing entity created pursuant to a plan of merger takes effect and commences on the effectiveness of the merger (BOC § 3.006).

Registration as a Limited Liability Partnership: A general partnership or limited partnership that is created by a plan of merger may file for registration to become a limited liability partnership by

complying with sections 152.803 and 152.804 of the BOC, and by filing an application for registration with the secretary of state in accordance with section 152.802.

Instructions for Form

- **Parties to the Merger:** The certificate of merger must state the name, organizational form, and the jurisdiction in which each domestic entity or non-code organization is incorporated or organized. If the name of a merging domestic filing entity is to be changed pursuant to the plan of merger, state the current name, indicate that the name is to be changed, and state the name as amended. It is recommended that the file number assigned by the secretary of state to each domestic or foreign filing entity that is a party to the merger be provided to facilitate processing of the document. ***It is required that you indicate whether a party to the merger is to survive the merger.***

- **Plan of Merger:** Unless the parties to the merger opt to complete the Alternative Statements section of this form, a plan of merger conforming to the requirements of section 10.002 of the BOC must be attached to the certificate of merger. If more than one organization is to survive the merger, the plan of merger also must include the information required under section 10.003 of the BOC.

- **Alternative Statements in Lieu of Plan:** As an alternative to attaching the complete plan of merger, the parties to the merger may opt to certify and complete the statements contained in the Alternative Statements section of the form (items 1-4).

  Items 3A and 3B: Amendments: If a filing entity is to survive the merger, the alternative statements ***must*** include a statement that: (3A) no amendments are to be effected by the merger or (3B) identifies the amendments to be effected to the certificate of formation of a surviving entity. Option 3A is the default statement. If any amendments have been made to the certificate of formation of a surviving filing entity, option 3B must be selected. When option 3B is selected, state the name of the filing entity that is effecting the amendment in the space provided. If the plan of merger effects an amendment to the certificate of formation, other than a change of name previously noted, provide the amendments or changes in the space provided. If the space provided is insufficient, the amendments may be provided as an exhibit to the certificate of merger.

  Item 4: Organizations Created by Merger: Section 10.151(b) of the BOC requires the identification of each domestic entity or non-code organization that is to be created by the plan of merger. The identification must include: the legal name of the entity, which must include an appropriate organizational designation; the name of the jurisdiction in which each new organization is to be incorporated or organized; a description of the organizational form of each new organization (e.g., for-profit corporation, limited partnership, etc.); and the principal place of business of the new organization. In addition, the certificate of merger must state that the certificate of formation of each new filing entity is being filed with the certificate of merger.

  This form provides space for identifying up to three new organizations. Should the space provided be insufficient, provide the additional information in the format specified as an attachment or exhibit.

- **Approval of the Plan of Merger:** The certificate of merger must include a statement that the plan of merger has been approved by each organization that is a party to the merger as required by the laws of the jurisdiction of formation and its governing documents. If approval of the owners or members of any domestic entity that is a party to the merger is not required by the BOC, provide the name of the domestic entity to which the statement applies in the space provided on the form.

For-profit or Professional Corporation and Professional Association

Section 21.452 and sections 21.456 to 21.458 of the BOC set forth the procedures and requirements for approval of the plan of merger by a Texas for-profit corporation, professional corporation, or professional association. Generally, unless required otherwise by the certificate of formation or unless otherwise provided by the BOC, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote on the matter would be required to approve the transaction.

Section 21.459 of the BOC sets forth the circumstances under which the approval of the shareholders of the sole surviving entity in the merger is not required.

Limited Liability Company

Section 101.355 of the BOC sets forth the voting requirements for a fundamental business transaction. The affirmative vote of the majority of all the company's members would be required to approve the plan of merger.

Limited Partnership

Pursuant to section 10.009 of the BOC, the partnership agreement of each domestic partnership that is a party to the merger must contain provisions that authorize the merger provided for in the plan of merger adopted by the partnership. Each domestic partnership that is a party to the merger must approve the plan of merger in the manner prescribed by its partnership agreement.

- **Effectiveness of Filing:** A certificate of merger becomes effective when accepted and filed by the secretary of state (option A). However, pursuant to sections 4.052 and 4.053 of the BOC the effectiveness of the instrument may be delayed to a date not more than ninety (90) days from the date the instrument is signed (option B). The effectiveness of the instrument also may be delayed on the occurrence of a future event or fact, other than the passage of time (option C). If option C is selected, you must state the manner in which the event or fact will cause the instrument to take effect and the date of the 90th day after the date the instrument is signed. In order for the certificate to take effect under option C, the entity must, within ninety (90) days of the filing of the certificate, file a statement with the secretary of state regarding the event or fact pursuant to section 4.055 of the BOC.

  On the filing of a document with a delayed effective date or condition, the computer records of the secretary of state will be changed to show the filing of the document, the date of the filing, and the future date on which the document will be effective or evidence that the effectiveness was conditioned on the occurrence of a future event or fact. In addition, at the time of such filing, the status of a non-surviving domestic filing entity will be shown as "merged" and the status of any new domestic filing entity created by the merger will be shown as "in existence" on the records of the secretary of state.

- **Tax Certificate:** The secretary of state may not accept a certificate of merger for filing if the required franchise taxes have not been paid (BOC § 10.156). The certificate of merger must be accompanied by a certificate of account status from the Texas Comptroller of Public Accounts indicating that all taxes under title 2 of the Tax Code have been paid and that the non-surviving party to the merger is in good standing for the purpose of merger. Please note that the Comptroller issues many different types of certificates of account status. *Do not attach a certificate or print-out*

obtained from the Comptroller's web site as this does not meet statutory requirements. You need to attach form #05-305, which is obtained directly from a Comptroller of Public Accounts representative, for each non-surviving party to the merger.

Requests for certificates or questions on tax status should be directed to the Tax Assistance Section, Comptroller of Public Accounts, Austin, Texas 78774-0100; (512) 463-4600 or toll-free (800) 252-1381. You also may contact *tax.help@cpa.state.tx.us.*

In lieu of the tax certificate, the certificate of merger may provide that one or more of the surviving, new, or acquiring organizations is liable for the payment of the required franchise taxes.

- **Execution:** Each domestic entity and non-code organization that is a party to the merger must sign the certificate of merger. Pursuant to section 10.151(b) of the BOC, the certificate of merger must be signed by an officer or other authorized representative of each party to the merger. Generally, a governing person or managerial official of a domestic filing entity signs a filing instrument.

  In the case of a corporation or professional association, an authorized officer should sign the certificate of merger (BOC § 20.001). A certificate of merger filed by a limited liability company should be signed by an authorized manager if the company has managers. If the company does not have managers and is managed by its members, an authorized managing-member must sign the certificate of merger. A certificate of merger filed by a limited partnership should be signed by at least one general partner. The execution of a certificate by a general partner is an oath or affirmation, under a penalty of perjury, that to the best of the executing party's knowledge and belief, the facts contained in the certificate are true and correct (BOC 153.553(c)).

  The certificate of merger need not be notarized. However, before signing, please read the statements on this form carefully. *A person commits an offense under section 4.008 of the BOC if the person signs or directs the filing of a filing instrument the person knows is materially false with the intent that the instrument be delivered to the secretary of state for filing. The offense is a Class A misdemeanor unless the person's intent is to harm or defraud another, in which case the offense is a state jail felony.*

- **Payment and Delivery Instructions**: The filing fee for a certificate of merger of a domestic filing entity is **$300, plus the fee imposed for filing a certificate of formation for each newly created filing entity.**

  Fees may be paid by personal checks, money orders, LegalEase debit cards, or American Express, Discover, MasterCard, and Visa credit cards. Checks or money orders must be payable through a U.S. bank or financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized convenience fee of 2.7 percent of the total fees.

  Submit the completed form in duplicate along with the filing fee. The form may be mailed to P.O. Box 13697, Austin, Texas 78711-3697; faxed to (512) 463-5709; or delivered to the James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. If a document is transmitted by fax, credit card information must accompany the transmission (Form 807). On filing the document, the secretary of state will return the appropriate evidence of filing to the submitter together with a file-stamped copy of the document, if a duplicate copy was provided as instructed.

Revised 05/11

Form 622 **(Revised 05/11)** Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 **Filing Fee: see instructions**	**Certificate of Merger** **Combination Merger** **Business Organizations Code**

This space reserved for office use.

Parties to the Merger

Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.

The name, organizational form, state of incorporation or organization, and file number, if any, issued by the secretary of state for each organization that is a party to the merger are as follows:

Party 1

Litigation Dynamics, Inc.
Name of Organization

The organization is a for-profit corporation *Specify organizational form (e.g., for-profit corporation)* It is organized under the laws of

Texas *State* USA *Country* The file number, if any, is 143245100 *Texas Secretary of State file number*

Its principal place of business is 925 South Mason, Suite 375 *Address* Katy *City* TX *State*

☐ The organization will survive the merger. ☑ The organization will not survive the merger.

☐ The plan of merger amends the name of the organization. The new name is set forth below.

____
Name as Amended

Party 2

VRH Merger Sub, Inc.
Name of Organization

The organization is a for-profit corporation *Specify organizational form (e.g., for-profit corporation)* It is organized under the laws of

Texas *State* USA *Country* The file number, if any, is 801507656 *Texas Secretary of State file number*

Its principal place of business is 925 South Mason, Suite 375 *Address* Katy *City* TX *State*

☑ The organization will survive the merger. ☐ The organization will not survive the merger.

☑ The plan of merger amends the name of the organization. The new name is set forth below.

Litigation Dynamics, Inc.
Name as Amended

Party 3

____
Name of Organization

The organization is a _______________ *Specify organizational form (e.g., for-profit corporation)* It is organized under the laws of

_____________________________ The file number, if any, is _______________

State *Country* *Texas Secretary of State file number*

Its principal place of business is ___________________________________

Address *City* *State*

☐ The organization will survive the merger. ☐ The organization will not survive the merger.

☐ The plan of merger amends the name of the organization. The new name is set forth below.

____

Name as Amended

Plan of Merger

☐ The plan of merger is attached.

If the plan of merger is not attached, the following statements must be completed.

Alternative Statements

In lieu of providing the plan of merger, each domestic filing entity certifies that:

1. A signed plan of merger is on file at the principal place of business of each surviving, acquiring, or new domestic entity or non-code organization that is named in this form as a party to the merger or an organization created by the merger.

2. On written request, a copy of the plan of merger will be furnished without cost by each surviving, acquiring, or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the plan of merger and, if the certificate of merger identifies multiple surviving domestic entities or non-code organizations, to any creditor or oblige of the parties to the merger at the time of the merger if a liability or obligation is then outstanding.

Complete item 3B if the merger effected changes to the certificate of formation of a surviving filing entity.

3A. No amendments to the certificate of formation of any surviving filing entity that is a party to the merger are effected by the merger.

3B. ☑ The plan of merger effected changes or amendments to the certificate of formation of:

VRH Merger Sub, Inc.

Name of filing entity effecting amendments

The changes or amendments to the filing entity's certificate of formation, other than the name change noted previously, are stated below.

Amendment Text Area

4. Organizations Created by Merger

The name, jurisdiction of organization, principal place of business address, and entity description of each entity or other organization to be created pursuant to the plan of merger are set forth below. The certificate of formation of each new domestic filing entity to be created is being filed with this certificate of merger.

Name of New Organization 1 | *Jurisdiction* | *Entity Type (See instructions)*

Principal Place of Business Address | *City* | *State* | *Zip Code*

Name of New Organization 2 | *Jurisdiction* | *Entity Type (See instructions)*

Principal Place of Business Address | *City* | *State* | *Zip Code*

Name of New Organization 3 | *Jurisdiction* | *Entity Type (See instructions)*

Principal Place of Business Address | *City* | *State* | *Zip*

Approval of the Plan of Merger

The plan of merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

☐ The approval of the owners or members of ______________________________
Name of domestic entity
was not required by the provisions of the BOC.

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________________________

C. ☐ This document takes effect on the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________________
The following event or fact will cause the document to take effect in the manner described below:

____

____

Tax Certificate

☐ Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the non-surviving filing entity.

☑ In lieu of providing the tax certificate, one or more of the surviving, acquiring or newly created organizations will be liable for the payment of the required franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the merging entity, to execute the filing instrument.

Date: January 13, 2012

Litigation Dynamics, Inc.
Merging Entity Name

Signature of authorized person (see instructions)

Zane Russell
Printed or typed name of authorized person

VRH Merger Sub, Inc.
Merging Entity Name

Signature of authorized person (see instructions)

Zane Russell
Printed or typed name of authorized person

Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person